L19000193083

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

100331912391

07/24/19--01007--028 **125.00

FILED
2019 JUL 24 AM 9:17
SECRETARY OF STATE
TALLAHASSEE, FL

COVER LETTER

TO: **New Filing Section**
Division of Corporations

SUBJECT: 1720 RCMG, LLC
Name of Limited Liability Company

The enclosed Articles of Organization and fee(s) are submitted for filing.

Please return all correspondence concerning this matter to the following:

Wayne Anderson
Name of Person

Sylios Corp
Firm/Company

501 1st Ave N., Suite 901
Address

St. Petersburg, FL 33701
City/State and Zip Code

info@sylios.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Wayne Anderson at (727) 482-1505
Name of Person / Area Code / Daytime Telephone Number

Enclosed is a check for the following amount:

- [x] $125.00 Filing Fee
- [ ] $130.00 Filing Fee & Certificate of Status
- [ ] $155.00 Filing Fee & Certified Copy (additional copy is enclosed)
- [ ] $160.00 Filing Fee, Certificate of Status & Certified Copy (additional copy is enclosed)

Mailing Address
New Filing Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
New Filing Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

ARTICLES OF ORGANIZATION FOR FLORIDA LIMITED LIABILITY COMPANY

ARTICLE I - Name:
The name of the Limited Liability Company is:

1720 RCMG, LLC
(Must contain the words "Limited Liability Company, "L.L.C.," or "LLC.")

ARTICLE II - Address:
The mailing address and street address of the principal office of the Limited Liability Company is:

Principal Office Address:	Mailing Address:
501 1st Ave N.	501 1st Ave N.
Suite 901	Suite 901
St. Petersburg, FL 33701	St. Petersburg, FL 33701

ARTICLE III - Registered Agent, Registered Office, & Registered Agent's Signature:
(The Limited Liability Company cannot serve as its own Registered Agent. You must designate an individual or another business entity with an active Florida registration.)

The name and the Florida street address of the registered agent are:

Sylios Corp
Name

501 1st Ave N., Suite 901
Florida street address (P.O. Box **NOT** acceptable)

St. Petersburg	FL	33701
City	State	Zip

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 605, F.S.

As President Sylios Corp
Registered Agent's Signature (REQUIRED)

(CONTINUED)

FILED
2019 JUL 24 AM 9:17
SECRETARY OF STATE
TALLAHASSEE, FL

ARTICLE IV-

The name and address of each person authorized to manage and control the Limited Liability Company:

Title: "AMBR" = Authorized Member "MGR" = Manager	Name and Address:
AMBR	Sylios Corp 501 1st Ave N., Suite 901 St. Petersburg, FL 33701

(Use attachment if necessary)

ARTICLE V: Effective date, if other than the date of filing: ______________ (OPTIONAL)

(If an effective date is listed, the date must be specific and cannot be more than five business days prior to or 90 days after the date of filing.)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

ARTICLE VI: Other provisions, if any.

____

REQUIRED SIGNATURE: [signature] As President of Sylios Corp

Signature of a member or an authorized representative of a member.

This document is executed in accordance with section 605.0203 (1) (b), Florida Statutes. I am aware that any false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S.

WAYNE ANDERSON

Typed or printed name of signee

Filing Fees:

$125.00 Filing Fee for Articles of Organization and Designation of Registered Agent

$ 30.00 Certified Copy (Optional)

$ 5.00 Certificate of Status (Optional)